Exhibit 10.12.3
INTERCOMPANY LOAN AGREEMENT
BETWEEN
CASCAL SERVICES LIMITED and BIWATER PLC
21 June 2007
1. Loan
We, Cascal Services Limited (the Intercompany Loan Provider), offer to place at the disposal of Biwater Plc (the Borrower), a UK Pound Sterling loan facility in the maximum aggregate principal amount of £150,000.
The Intercompany Loan Provider hereby agrees to advance funds to the Borrower in one tranche for value date 21 June 2007.
The Borrower irrevocably directs the Intercompany Loan Provider to pay the amount of any advance under this Intercompany Loan Agreement to the bank account as it may notify to the Intercompany Loan Provider for this purpose.
2. Repayment
The Borrower promises to repay on the 11 July 2007, the principal sum of £150,000 or so much thereof as may have been advanced by the Intercompany Loan Provider to the Borrower as Intercompany Loans. If events take place that put the Borrower in a position whereby they are likely to default on the agreed repayment terms, the Intercompany Loan Provider and the Borrower may mutually agree in writing, not more than three days prior to the 8 July 2007, to extend the repayment period.
3. Intercompany Loan Interest
The Intercompany Loan made pursuant to this Agreement shall bear no interest.
4. Voluntary Prepayment
The Borrower shall have the right, in the Borrower’s sole discretion, to repay the Intercompany Loan Provider all or any proportion of the principal amount of any Intercompany Loans at any time before the Maturity Date.

5. Representations
The Borrower makes the following representations and warranties to the Intercompany Loan Provider on the date of this Agreement:
(a)	It is a company with limited liability, duly incorporated and validly existing under the laws of its jurisdiction of incorporation.

(b)	It has the power to own its assets and carry on its business as it is being conducted.

(c)	It has the power to enter into and perform this Agreement and the transactions contemplated by this Agreement.

(d)	Subject to any general principles of law limiting its obligations, this Agreement constitutes its legally binding, valid and enforceable obligation.

(e)	The entry into and performance by it of, and the transactions contemplated by, this Agreement do not conflict with:
(i)	any law or regulation applicable to it;
(ii)	its constitutional documents; or
(iii)	any document which is binding upon it or any of its assets.
(f)	All authorisations required by it in connection with the entry into, performance, validity and enforceability of, and the transactions contemplated by, this Agreement have been obtained or effected (as appropriate) and are in full force and effect.
6. Default
The Intercompany Loan Provider shall be entitled to declare that all or part of any amounts outstanding under this Agreement are immediately due and payable and/or payable on demand by the Intercompany Loan Provider if the Borrower fails to make any payment due by it under this Agreement on the due date for payment, unless such failure to pay is caused by technical or administrative error and is remedied within 2 Business Days of the due date.
7. Tax
The Borrower shall make all payments to be made by it pursuant to this Agreement without any deduction or withholding for or on account of any tax, levy, duty, impost or other charge or withholding or a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same). If any deduction referred to in this paragraph is required by law to be made by the Borrower, the amount of the payment due from the Borrower shall be increased to an amount which (after making any deduction referred to in this paragraph) leaves an amount equal to the payment which would have been due if no deduction had been required.

8. Governing law and jurisdiction
This Intercompany Loan Agreement shall be governed by, and shall be construed in accordance with, English law. The English courts have exclusive jurisdiction to settle any dispute in connection with this Intercompany Loan Agreement. The English courts are the most appropriate and convenient courts to settle any such dispute.

For and on behalf of CASCAL SERVICES LIMITED
/s/ Stephane Marcel Jean Richer

Dated	26/11/07

Please sign below if you accept the above terms.
For and on behalf of BIWATER PLC
/s/ M.R.A. Duffy

Dated	27-11-07

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